August 3,  2000


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated August 3, 2000 for an event on July 10, 2000, of Sangui Biotech International Inc. and are in agreement with the statements contained in the 2nd and 3rd paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,


/s/ Ernst  &  Young
Deutsche  Allgemeine  Treuhand  AG
Wirtschaftsprufungsgesellschaft